NETSTREIT REPORTS FOURTH QUARTER AND FULL YEAR 2025 FINANCIAL AND OPERATING RESULTS

– Net Income of $0.02 and Adjusted Funds from Operations ("AFFO") of $0.33 Per Diluted Share for Fourth Quarter –

– Completed Record Gross Investment Activity of $245.4 Million at 7.5% Blended Cash Yield for Fourth Quarter –

– Reaffirms 2026 AFFO Per Share Guidance of $1.35 to $1.39 –

– Increases Quarterly Dividend by 2.3% to $0.22 Per Share –

– $46.4 Million of Forward Equity Sales through the ATM in January 2026 –

– Achieved Investment Grade Rating of BBB- from Fitch Ratings in December 2025 –

Dallas, TX – February 10, 2026 – NETSTREIT Corp. (NYSE: NTST) (the “Company”) today announced financial and operating results for the fourth quarter and year ended December 31, 2025.

“I am pleased to report that NETSTREIT delivered strong 2025 results, which included a Company record $245.4 million of investments at a 7.5% cash yield in the fourth quarter. Furthermore, we accretively recycled capital throughout the year exceeding our portfolio diversification goals for 2025. With a well-fortified balance sheet that is positioned for growth, we are reaffirming our 2026 AFFO per share guidance and increasing our quarterly dividend by 2.3%,” said Mark Manheimer, Chief Executive Officer of NETSTREIT.

FOURTH QUARTER AND FULL YEAR 2025 HIGHLIGHTS

The following table summarizes the Company's select financial results1 for the three months and year ended December 31, 2025.

	Three Months Ended December 31,
	2025	2024	% Change
	(Unaudited)
Net Income (Loss) per Diluted Share	$0.02	$(0.07)	NA
Funds from Operations per Diluted Share	$0.31	$0.32	(3.1)%
Core Funds from Operations per Diluted Share	$0.31	$0.32	(3.1)%
Adjusted Funds from Operations per Diluted Share	$0.33	$0.32	3.1%

	Year Ended December 31,
	2025	2024	% Change
	(Unaudited)
Net Income (Loss) per Diluted Share	$0.08	$(0.16)	NA
Funds from Operations per Diluted Share	$1.20	$1.20	—%
Core Funds from Operations per Diluted Share	$1.23	$1.26	(2.4)%
Adjusted Funds from Operations per Diluted Share	$1.31	$1.26	4.0%

1.Funds from operations ("FFO"), core funds from operations ("Core FFO"), and adjusted funds from operations ("AFFO") are non-GAAP financial measures. See "Non-GAAP Financial Measures."

INVESTMENT ACTIVITY

The following tables summarize the Company's investment, disposition, and loan repayment activities (dollars in thousands) for the three months and year ended December 31, 2025.

	Three Months Ended December 31, 2025		Year Ended December 31, 2025
	Number of Investments	Amount	Number of Investments	Amount
Investments	57	$245,431	164	$657,081
Less Dispositions	17	40,414	76	178,596
Less Loan Repayments[1]	3	6,714	16	42,857
Net Investment Activity		$198,303		$435,628

Investment Activity
Cash Yield %		7.5%		7.5%
% of ABR derived from Investment Grade Tenants		25.8%		26.7%
% of ABR derived from Investment Grade Profile Tenants		8.1%		10.1%
Weighted Average Lease Term (years)		15.0		13.9

Disposition Activity
Cash Yield %		6.9%		6.9%
Weighted Average Lease Term (years)		11.2		10.5

Loan Repayments
Cash Yield %		10.1%		8.6%

1.Amount includes mortgage loan sales and a partial principal repayment of a mortgage loan receivable.

The following table summarizes the Company's ongoing development projects and estimated development costs (dollars in thousands) as of and for the three months ended December 31, 2025.

Developments	Three Months Ended December 31, 2025
Amount Funded During the Quarter	$4,686

As of December 31, 2025
Number of Developments	3
Amount Funded to Date	$5,511
Estimated Funding Remaining on Developments	14,678
Total Estimated Development Cost	$20,189

PORTFOLIO UPDATE

The following table summarizes the Company's real estate portfolio (weighted by ABR, dollars in thousands) as of December 31, 2025.

As of December 31, 2025
Number of Investments	758
ABR	$198,252
States	45
Square Feet	13,721,337
Tenants	129
Industries	28
Occupancy	99.9%
Weighted Average Lease Term (years)	10.1
Investment Grade %	44.3%
Investment Grade Profile %	14.0%

CAPITAL MARKETS AND BALANCE SHEET

The following tables summarize the Company's leverage, liquidity, at-the-market equity program ("ATM") sales, and forward equity activity (dollars in thousands, except per share data) as of and for the three months ended December 31, 2025.

Leverage[1]	As of December 31, 2025
Net Debt / Annualized Adjusted EBITDAre	6.1x
Adjusted Net Debt / Annualized Adjusted EBITDAre	4.0x
Pro Forma Adjusted Net Debt / Annualized Adjusted EBITDAre	3.8x

Liquidity	As of December 31, 2025
Unused Unsecured Revolver Capacity	$499,850
Cash, Cash Equivalents and Restricted Cash	14,467
Net Value of Unsettled Forward Equity	373,095
Undrawn Term Loan Balance	150,000
Total Liquidity	$1,037,412
Subsequent ATM Sales(2)	46,382
Total Pro Forma Liquidity	$1,083,794

Forward Equity Settlement Activity	As of December 31, 2025
Shares Settled During Quarter	9,500,000
Weighted Average Price Per Share (Gross)	$17.54
Net Value of Settled Proceeds	$158,921

ATM Program
Shares Sold During Quarter	5,808,092
Weighted Average Price Per Share (Gross)	$18.22

Unsettled Forward Equity
Shares Unsettled as of December 31, 2025	21,618,834
Weighted Average Price Per Share (Gross)	$17.98
Net Value of Unsettled Forward Equity as of December 31, 2025	$373,095

1.Net debt, adjusted net debt, pro forma adjusted net debt and annualized adjusted EBITDAre are non-GAAP financial measures. See "Non-GAAP Financial Measures."
2.Reflects 2,589,402 of shares sold in January 2026 on a forward basis at a weighted average net settlement price of $17.91 per share.

			As of December 31, 2025
Forward Equity Offerings	Shares Issued	Shares Settled	Shares Remaining	Net Proceeds Received	Anticipated Net Proceeds Remaining
January 2024 Follow On	11,040,000	2,200,000	8,840,000	$37,890	$149,852
Q1 2024 ATM	107,500	—	107,500	—	1,854
Q2 2024 ATM	1,635,600	—	1,635,600	—	28,214
July 2025 Follow On	12,420,000	8,155,053	4,264,947	137,050	71,678
Q3 2025 ATM	1,045,195	—	1,045,195	—	18,711
Q4 2025 ATM	5,725,592	—	5,725,592	—	102,786
Total	31,973,887	10,355,053	21,618,834	$174,940	$373,095

SUBSEQUENT TO QUARTER END

In January 2026, the Company sold 2,589,402 shares at a weighted average gross price of $18.06 per share under the ATM Program on a forward basis. In addition, the Company drew an additional $50.0 million under the 2032 Term Loan, bringing the total outstanding amount under the 2032 Term Loan to $150.0 million. Effective January 2, 2026, all $150.0 million outstanding under the 2032 Term Loan is fully hedged with an all-in fixed interest rate of 4.66%. The Company has $100.0 million remaining under the PNC Term Loan Agreement delayed draw term loan commitment.

DIVIDEND

On February 5, 2026, the Company’s Board of Directors declared a quarterly cash dividend of $0.22 per share for the first quarter of 2026. On an annualized basis, the dividend of $0.88 per share of common stock represents an increase of $0.02 per share over the prior annualized dividend. The dividend will be paid on March 31, 2026 to shareholders of record on March 16, 2026.

2026 GUIDANCE

The Company is reaffirming its full year 2026 AFFO per share guidance in the range of $1.35 to $1.39. The Company continues to expect 2026 net investment activity to range between $350.0 million to $450.0 million and cash G&A to range between $16.0 million to $17.0 million (exclusive of transaction costs and severance payments). In addition, the Company's AFFO per share guidance range includes $0.015 to $0.03 per share of estimated dilution due to the impact of the Company's outstanding forward equity calculated in accordance with the treasury stock method.

The Company's 2026 guidance is based on a number of assumptions that are subject to change and many of which are outside the Company's control. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurance that the Company will achieve these results.

AFFO is a non-GAAP financial measure. The Company does not provide a reconciliation of such forward-looking non-GAAP measure to the most directly comparable financial measures calculated and presented in accordance with GAAP because to do so would be potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

EARNINGS CONFERENCE CALL

A conference call will be held on Wednesday, February 11, 2026 at 11:00 AM ET. During the conference call the Company’s officers will review fourth quarter and full year 2025 performance, discuss recent events, and conduct a question and answer period.

The webcast will be accessible on the “Investor Relations” section of the Company’s website at www.NETSTREIT.com. To listen to the live webcast, please go to the site at least 15 minutes prior to the scheduled start time to register, as well as download and install any necessary audio software.

The conference call can also be accessed by dialing 1-877-451-6152 for domestic callers or 1-201-389-0879 for international callers. A dial-in replay will be available starting shortly after the call until February 18, 2026, which can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for this dial-in replay is 13757887.

SUPPLEMENTAL PACKAGE

The Company’s supplemental package will be available prior to the conference call in the Investor Relations section of the Company’s website at www.investors.netstreit.com.

About NETSTREIT Corp.

NETSTREIT Corp. is an internally managed real estate investment trust (REIT) based in Dallas, Texas that specializes in acquiring single-tenant net lease retail properties nationwide. The growing portfolio consists of high-quality properties leased to e-commerce resistant tenants with healthy balance sheets. Led by a management team of seasoned commercial real estate executives, NETSTREIT’s strategy is to create the highest quality net lease retail portfolio in the country with the goal of generating consistent cash flows and dividends for its investors.

Investor Relations
ir@netstreit.com
972-694-3066

NON-GAAP FINANCIAL MEASURES

This press release contains non-GAAP financial measures, including FFO, Core FFO, AFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Annualized Adjusted EBITDAre, Property-Level NOI, Property-Level Cash NOI, Property-Level Cash NOI - Estimated Run Rate, Net Debt, Adjusted Net Debt, and Pro Forma Net Debt. A reconciliation of each non-GAAP financial measure to the most comparable GAAP measure, and definitions of each non-GAAP measure, are included below.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements concerning our business and growth strategies, investment, financing and leasing activities, including estimated development costs, trends in our business, including trends in the market for single-tenant, retail commercial real estate, and our 2026 guidance. Words such as “expects,” “anticipates,” “intends,” “plans,” “likely,” “will,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such statements included in this press release may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. For a further discussion of these and other factors that could impact future results, performance or transactions, see the information under the heading “Risk Factors” in our Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2025 and other reports filed with the SEC from time to time.  Forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release. New risks and uncertainties may arise over time and it is not possible for us to predict those events or how they may affect us. Many of the risks identified herein and in our periodic reports have been and will continue to be heightened as a result of the ongoing and numerous adverse effects arising from macroeconomic conditions, including inflation, interest rates and instability in the banking system. We expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by law.

NETSTREIT CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	December 31,
	2025	2024
Assets
Real estate, at cost:
Land	$772,417	$571,272
Buildings and improvements	1,590,714	1,400,393
Total real estate, at cost	2,363,131	1,971,665
Less accumulated depreciation	(188,858)	(143,422)
Property under development	5,500	6,118
Real estate held for investment, net	2,179,773	1,834,361
Assets held for sale	40,976	48,637
Mortgage loans receivable, net	142,464	139,409
Cash, cash equivalents, and restricted cash	14,467	14,320
Lease intangible assets, net	173,440	164,392
Other assets, net	63,076	58,227
Total assets	$2,614,196	$2,259,346
Liabilities and equity
Liabilities:
Term loans, net	$1,093,331	$622,608
Revolving credit facility	—	239,000
Mortgage note payable, net	7,814	7,853
Lease intangible liabilities, net	16,910	20,177
Liabilities related to assets held for sale	1,016	1,912
Accounts payable, accrued expenses, and other liabilities	42,559	29,664
Total liabilities	1,161,630	921,214
Commitments and contingencies
Equity:
Stockholders’ equity
Common stock, $0.01 par value, 400,000,000 shares authorized; 93,070,533 and 81,602,232 shares issued and outstanding as of December 31, 2025 and 2024, respectively	931	816
Additional paid-in capital	1,701,572	1,507,995
Distributions in excess of retained earnings	(251,926)	(188,046)
Accumulated other comprehensive (loss) income	(4,565)	10,206
Total stockholders’ equity	1,446,012	1,330,971
Noncontrolling interests	6,554	7,161
Total equity	1,452,566	1,338,132
Total liabilities and equity	$2,614,196	$2,259,346

NETSTREIT CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Year Ended December 31,
	2025	2024	2023
Revenues
Rental revenue (including reimbursable)	$182,136	$150,823	$123,967
Interest income on loans receivable	12,625	11,561	7,388
Other revenue	245	400	550
Total revenues	195,006	162,784	131,905
Operating expenses
Property	19,211	17,422	16,413
General and administrative	21,723	19,722	20,176
Depreciation and amortization	86,376	76,871	63,677
Provisions for impairment	17,268	29,969	7,083
Transaction costs	218	359	456
Total operating expenses	144,796	144,343	107,805
Other (expense) income
Interest expense, net	(51,302)	(30,324)	(19,058)
Gain on sales of real estate, net	7,686	1,876	1,175
Loss on debt extinguishment	(46)	—	(128)
Other income (expense), net	444	(1,944)	752
Total other expense, net	(43,218)	(30,392)	(17,259)
Net income (loss) before income taxes	6,992	(11,951)	6,841
Income tax (expense) benefit	(54)	(49)	49
Net income (loss)	6,938	(12,000)	6,890
Net income (loss) attributable to noncontrolling interests	37	(63)	53
Net income (loss) attributable to common stockholders	$6,901	$(11,937)	$6,837
Amounts available to common stockholders per common share:
Basic	$0.08	$(0.16)	$0.11
Diluted	$0.08	$(0.16)	$0.11
Weighted average common shares:
Basic	82,702,387	76,517,767	63,922,973
Diluted	84,204,748	76,517,767	64,665,439

NETSTREIT CORP. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO FFO, CORE FFO AND ADJUSTED FFO
(In thousands, except share and per share data)
(Unaudited)

	Year Ended December 31,
	2025	2024
Net income (loss)	$6,938	$(12,000)
Depreciation and amortization of real estate	86,081	76,560
Provisions for impairment	15,909	29,969
Gain on sales of real estate, net	(7,686)	(1,876)
FFO	101,242	92,653
Adjustments:
Non-recurring executive transition costs, severance, and related charges	124	1,643
Loss on debt extinguishment and other related costs	495	—
Other non-recurring loss, net	1,314	2,934
Core FFO	103,175	97,230
Adjustments:
Straight-line rent adjustments	(4,793)	(2,949)
Amortization of deferred financing costs	3,136	2,230
Amortization of above/below-market assumed debt	114	114
Amortization of loan origination costs and discounts	(342)	(365)
Amortization of lease-related intangibles	(157)	(458)
Earned development interest	184	1,072
Capitalized interest expense	(154)	(806)
Non-cash interest expense (income)	2,859	(3,789)
Non-cash compensation expense	5,898	5,126
AFFO	$109,920	$97,405

Weighted average common shares outstanding, basic	82,702,387	76,517,767
Weighted average operating partnership units outstanding	421,516	444,435
Weighted average dilutive securities	285,694	123,992
Weighted average unsettled shares under forwards	795,151	233,606
Weighted average common shares outstanding, diluted	84,204,748	77,319,800

FFO per common share, diluted	$1.20	$1.20
Core FFO per common share, diluted	$1.23	$1.26
AFFO per common share, diluted	$1.31	$1.26

NETSTREIT CORP. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, EBITDAre AND ADJUSTED EBITDAre
(In thousands)
(Unaudited)

	Three Months Ended December 31,
	2025		2024
Net income (loss)	$1,328		$(5,424)
Depreciation and amortization of real estate	22,484		20,275
Amortization of lease-related intangibles	(46)		(95)
Non-real estate depreciation and amortization	75		75
Interest expense, net	14,568		8,576
Income tax expense	13		18
Amortization of loan origination costs and discounts	(145)		(123)
EBITDA	38,277		23,302
Adjustments:
Provisions for impairment	3,737		12,633
Gain on sales of real estate, net	(955)		(1,002)
EBITDAre	41,059		34,933
Adjustments:
Straight-line rent adjustments	(1,530)		(1,120)
Non-recurring executive transition costs, severance and related charges	44		148
Other non-recurring gain, net	—		(142)
Other non-recurring expenses, net	320		38
Transaction costs	79		158
Non-cash compensation expense	1,505		999
Adjustment for construction in process (1)	103		152
Adjustment for intraquarter investment activities (2)	2,911		1,910
Adjusted EBITDAre	$44,491		$37,076
Annualized Adjusted EBITDAre (3)	$177,964

Net Debt	As of December 31, 2025
Principal amount of total debt	$1,108,042
Less: Cash, cash equivalents and restricted cash	(14,467)
Net Debt	1,093,575
Less: Net value of unsettled forward equity (4)	(373,095)
Adjusted Net Debt	$720,480
Less: Subsequent ATM Sales (5)	(46,382)
Pro Forma Adjusted Net Debt	$674,098

Leverage
Net Debt / Annualized Adjusted EBITDAre	6.1	x
Adjusted Net Debt / Annualized Adjusted EBITDAre	4.0	x
Pro Forma Adjusted Net Debt / Annualized Adjusted EBITDAre	3.8	x

1.Adjustment reflects the estimated cash yield on developments in process as of December 31, 2025.
2.Adjustment assumes all re-leasing activity, investments in and dispositions of real estate, including developments completed during the three months ended December 31, 2025, had occurred on October 1, 2025.
3.We calculate Annualized Adjusted EBITDAre by multiplying Adjusted EBITDAre by four.
4.Reflects 21,618,834 of unsettled forward equity shares at the December 31, 2025, weighted average net settlement price of $17.26 per share.
5.Reflects 2,589,402 of shares sold at a weighted average net settlement price of $17.91 per share.

NETSTREIT CORP. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO NOI, PROPERTY-LEVEL CASH NOI, AND PROPERTY-LEVEL
CASH NOI - ESTIMATED RUN RATE
(in thousands)
(Unaudited)

	Three Months Ended December 31,
	2025	2024
Net income (loss)	$1,328	$(5,424)
General and administrative	5,951	4,456
Depreciation and amortization	22,558	20,349
Provisions for impairment	3,737	12,633
Transaction costs	79	158
Interest expense, net	14,568	8,576
Gain on sales of real estate, net	(956)	(1,002)
Income tax expense	13	18
Amortization of loan origination costs and discounts	(145)	(123)
Interest income on mortgage loans receivable	(3,140)	(3,103)
Other income, net	(295)	(297)
Property-Level NOI	43,698	36,241
Straight-line rent adjustments	(1,530)	(1,120)
Amortization of lease-related intangibles	(46)	(95)
Property-Level Cash NOI	$42,122	$35,026
Adjustment for intraquarter acquisitions, dispositions, and completed development(1)	2,879
Property-Level Cash NOI Estimated Run Rate	$45,001

1.Adjustment assumes all re-leasing activity, investments in and dispositions of real estate, including developments completed during the three months ended December 31, 2025, had occurred on October 1, 2025.

NON-GAAP FINANCIAL MEASURES

FFO, Core FFO, and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”), an industry trade group, has promulgated a widely accepted non-GAAP financial measure of operating performance known as FFO. Our FFO is net income in accordance with GAAP, excluding gains (or losses) resulting from dispositions of properties, plus depreciation and amortization and impairment charges on depreciable real property.

Core FFO is a non-GAAP financial measure defined as FFO adjusted to remove the effect of unusual and non-recurring items that are not expected to impact our operating performance or operations on an ongoing basis. These include non-recurring executive transition costs, severance and related charges, other non-recurring losses (gains), and debt related transaction costs.

AFFO is a non-GAAP financial measure defined as Core FFO adjusted for GAAP net income related to non-cash revenues and expenses, such as straight-line rent, amortization of above- and below-market lease-related intangibles, amortization of lease incentives, capitalized interest expense and earned development interest, non-cash interest expense, non-cash compensation expense, amortization of deferred financing costs, amortization of above/below-market assumed debt, and amortization of loan origination costs.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values historically have risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation and valuation adjustments from net income. We consider FFO to be useful in evaluating potential property acquisitions and measuring operating performance.

We further consider FFO, Core FFO, and AFFO to be useful in determining funds available for payment of distributions. FFO, Core FFO, and AFFO do not represent net income or cash flows from operations as defined by GAAP. You should not consider FFO, Core FFO, and AFFO to be alternatives to net income as a reliable measure of our operating performance nor should you consider FFO, Core FFO, and AFFO to be alternatives to cash flows from operating, investing, or financing activities (as defined by GAAP) as measures of liquidity.

FFO, Core FFO, and AFFO do not measure whether cash flow is sufficient to fund our cash needs, including debt service obligations, capital improvements, and distributions to stockholders. FFO, Core FFO, and AFFO do not represent cash flows from operating, investing, or financing activities as defined by GAAP. Further, FFO, Core FFO, and AFFO as disclosed by other REITs might not be comparable to our calculations of FFO, Core FFO, and AFFO.

EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre

We compute EBITDA as earnings before interest expense, income tax expense, and depreciation and amortization. In 2017, NAREIT issued a white paper recommending that companies that report EBITDA also report EBITDAre. We compute EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDAre as EBITDA (as defined above) excluding gains (or losses) from the sales of depreciable property and impairment charges on depreciable real property.

Adjusted EBITDAre is a non-GAAP financial measure defined as EBITDAre further adjusted to exclude straight-line rent, non-cash compensation expense, non-recurring executive transition costs, severance and related charges, debt related transaction costs, transaction costs, other non-recurring loss (gain), net, other non-recurring expenses (income) including lease termination fees, as well as adjustments for construction in process and for intraquarter activities. Annualized Adjusted EBITDAre is Adjusted EBITDAre multiplied by four.

We present EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre as they are measures commonly used in our industry. We believe that these measures are useful to investors and analysts because they provide supplemental information concerning our operating performance, exclusive of certain non-cash items and other costs. We use EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre as measures of our operating performance and not as measures of liquidity. EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

Net Debt, Adjusted Net Debt, and Pro Forma Adjusted Net Debt

We calculate Net Debt as the principal amount of our total debt outstanding, excluding deferred financing costs, net discounts, and debt issuance costs, less cash, cash equivalents, and restricted cash available for future investment.

We then adjust Net Debt by the net value of unsettled forward equity as of period end to derive Adjusted Net Debt. Further, we adjust Adjusted Net Debt by the value of any unsettled forward equity and at-the-market sales occurring subsequent to the period to derive Pro Forma Adjusted Net Debt.

We believe excluding cash, cash equivalents, and restricted cash available for future investment from the principal amount of our total debt outstanding, together with the exclusion of the net value of unsettled forward equity as of period end and the net value of unsettled forward equity and at-the-market sales subsequent to the period, all of which could be used to repay debt, provides a useful estimate of the net contractual amount of borrowed capital to be repaid. We believe these adjustments are additional beneficial disclosures to investors and analysts.

Property-Level NOI, Property-Level Cash NOI, and Property-Level Cash NOI - Estimated Run Rate

Property-Level NOI, Property-Level Cash NOI, and Property-Level Cash NOI - Estimated Run Rate are non-GAAP financial measures which we use to assess our operating results. We compute Property-Level NOI as net income (computed in accordance with GAAP), excluding general and administrative expenses, interest expense, net, income tax expense, amortization of loan origination costs and discounts, transaction costs, depreciation and amortization, gains (or losses) on sales of depreciable property, real estate impairment losses, interest income on mortgage loans receivable, debt related transaction costs, and other expense (income), net, including lease termination fees. We further adjust Property-Level NOI for non-cash revenue components of straight-line rent and amortization of lease-intangibles to derive Property-Level Cash NOI. We further adjust Property-Level Cash NOI for intraquarter acquisitions, dispositions, and completed development to derive Property-Level Cash NOI - Estimated Run Rate. We believe Property-Level NOI, Property-Level Cash NOI, and Property-Level Cash NOI - Estimated Run Rate provide useful and relevant information because they reflect only those income and expense items that are incurred at the property level and present such items on an unlevered basis.

Property-Level NOI, Property-Level Cash NOI, and Property-Level Cash NOI - Estimated Run Rate are not measurements of financial performance under GAAP and may not be comparable to similarly titled measures of other companies. You should not consider our measures as alternatives to net income or cash flows from operating activities determined in accordance with GAAP.

OTHER DEFINITIONS

ABR is annualized base rent for all leases that commenced and annualized cash interest for all executed mortgage loans as of December 31, 2025.

Cash Yield is the annualized base rent contractually due from acquired properties and completed developments, and interest income from mortgage loans receivable, divided by the gross investment amount, gross proceeds in the case of dispositions, or loan repayment amount.

Investments are lease agreements in place at owned properties, properties that have leases associated with mortgage loans receivable, developments where rent commenced, interest earning developments, or in the case of master lease arrangements each property under the master lease is counted as a separate lease.

Investment Grade are investments, or investments that are subsidiaries of a parent entity, with a credit rating of BBB- (S&P/Fitch), Baa3 (Moody's) or NAIC2 (National Association of Insurance Commissioners) or higher.

Investment Grade Profile are investments with investment grade credit metrics (more than $1.0 billion in annual sales and a debt to adjusted EBITDA ratio of less than 2.0x), but do not carry a published rating from S&P, Fitch, Moody's, or NAIC.

Occupancy is expressed as a percentage, and is the number of leased investments divided by the total number of investments owned, excluding properties under development.

Weighted Average Lease Term is weighted by the annualized base rent, excluding lease extension options and investments associated with mortgage loans receivable.